Exhibit 99.1

      Olin to Present at Buckingham Research Chemical Conference

      Buckingham Research Chemical Conference

    NORWALK, Conn.--(BUSINESS WIRE)--June 15, 2004--Olin Corporation's (NYSE:OLN) senior management will make a presentation at the Buckingham Research Chemical Conference in Boston on June 23.
    Copies of the presentation slides and background information will be available on June 22 to all investors, news media and the general public on Olin's web site www.olin.com in the Investor section under Recent Press Releases and Speeches.
    Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.


    CONTACT: Olin Corporation
             Richard E. Koch, 203-750-3254